EXHIBIT 99.2





                         PURCHASE AND VOTING AGREEMENT dated as of
                May 16, 2001, between AMTRAN, INC., an Indiana corporation (the "Company"), and INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation ("ILFC").


          WHEREAS, in connection with a possible merger (the "Merger") of the Company with a corporation owned, directly or indirectly, by J. George Mikelsons pursuant to which shares of the common stock, without par value, of the Company ("Common Stock"), other than shares of Common Stock owned, directly or indirectly, by J. George Mikelsons, would be converted into the right to receive cash at a price per share of Common Stock (the "Transaction Price") to be specified in an Agreement and Plan of Merger which may be entered into by the Company with respect to the Merger (the "Merger Agreement"), the Company and ILFC wish to set forth the terms and conditions relating to (i) certain modifications to the terms of the shares of Series B Preferred Stock, without par value, of the Company ("Series B Preferred Stock") to be effected immediately prior to the Merger, (ii) the Company's agreement to purchase, and ILFC's agreement to sell, shares of Series B Preferred Stock concurrently with consummation of the Merger and
(iii) certain other matters with respect to the continuing business relationship between the Company and ILFC; and

          WHEREAS ILFC owns 300 shares of Series B Preferred Stock (together with any other shares of capital stock of the Company acquired by ILFC after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. Representations and Warranties of ILFC. ILFC hereby represents and warrants to the Company as of the date hereof as follows:

          (a) Authority; Execution and Delivery; Enforceability. ILFC has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by ILFC of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ILFC. ILFC has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding


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                                                                          2


obligation of ILFC, enforceable against ILFC in accordance with its terms. The execution and delivery by ILFC of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (as defined below) upon any of the properties or assets of ILFC under, any provision of any contract to which ILFC is a party or by which any properties or assets of ILFC are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any judgment or law applicable to ILFC or the properties or assets of ILFC. No consent of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to ILFC in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the office of the Secretary of State of the State of Indiana of Articles of Amendment to the Articles of Incorporation of the Company (the "Amendment"), substantially in the form of Exhibit A and (ii) such reports under Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby.

          (b) The Subject Shares. ILFC is the record and beneficial owner of and has good and marketable title to, the Subject Shares, free and clear of any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). ILFC has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, other than the Purchase and Investor Rights Agreement dated as of September 19, 2000, between the Company and ILFC (the "Existing Agreement") and as contemplated by this Agreement.

          SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to ILFC as of the date hereof as follows:

          (a) Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and


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                                                                          3


consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, except for Board Approval (as defined below) and receipt of the Amendment Shareholder Approval (as defined in Section 3(a)). The Company has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of any contract to which the Company is a party or by which any properties or assets of the Company are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any judgment or law applicable to the Company or the properties or assets of the Company. No consent of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the office of Secretary of State of the State of Indiana of the Amendment, (ii) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) such other consents, registrations, declarations and filings as may be required in connection with the Merger.

          (b) Resolutions. This Agreement is subject to the approval of the Board of Directors of the Company (the "Board Approval"). At such time as the Board Approval is obtained, the Board of Directors of the Company will also adopt resolutions recommending that the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Series B Preferred Stock vote to approve the Amendment (the "Board Recommendation").

          SECTION 3. Covenants of ILFC. ILFC covenants and agrees as follows:

          (a) (1) At any meeting of the shareholders of the Company called to seek the approval of the Amendment by the requisite number of shareholders of the Company entitled to vote thereon (the "Amendment Shareholder Approval") or in


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                                                                          4


any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Amendment is sought, ILFC shall, including by executing an irrevocable written consent if requested by the Company, vote (or cause to be voted) the Subject Shares in favor of granting the Amendment Shareholder Approval.

          (2) IRREVOCABLE PROXY. ILFC hereby irrevocably grants to, and appoints, each of the Company, Kenneth K. Wolff and James W. Hlavacek, or any of them, and any individual designated in writing by any of them, and each of them individually, as ILFC's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of ILFC, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares in a manner consistent with this Section 3. ILFC understands and acknowledges that the Company will enter into the Merger Agreement in reliance upon ILFC's execution and delivery of this Agreement. ILFC hereby affirms that the irrevocable proxy set forth in this Section 3(a)(2) is given in connection with the agreement of the Company to purchase the Purchase Shares (as defined in Section 5(a)) pursuant to this Agreement. ILFC hereby further affirms that this irrevocable proxy is coupled with an interest and may under no circumstances be revoked. ILFC hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Section 30-3 of the Indiana Business Corporation Law. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Section 3.

          (b) Other than this Agreement, ILFC shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person other than pursuant to this Agreement,
(ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions or (iii) convert any Subject Shares into shares of Common Stock.

          (c) ILFC shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this

Agreement. ILFC shall not issue any press release or make any other public statement with respect to this Agreement without the prior consent of the Company, except as may be required by applicable law.

          SECTION 4. Certain Covenants of the Company. (a) Subject to receipt of the Amendment Shareholder Approval and the satisfaction or waiver of all conditions to the Merger on or prior to the closing date of the Merger, the Company agrees to file with the office of the Secretary of State of the State of Indiana, immediately prior to the effective time of the Merger, the Amendment.

          (b) The Company agrees that the Merger Agreement shall provide that shares of Series B Preferred Stock shall remain outstanding at the effective time of the Merger, subject to the purchase of shares of Series B Preferred Stock provided for in Section 5 hereof.

          (c) The Company agrees that it shall include in the proxy statement and related materials prepared by the Company in connection with the Merger all information required to be therein with respect to the Amendment, including the Board Recommendation, and that it shall submit the Amendment to a vote of the holders of the outstanding shares of the Common Stock and the holders of the outstanding shares of Series B Preferred Stock, voting as separate classes, at the meeting of shareholders at which the Merger and the Merger Agreement are to be voted upon.

          SECTION 5. Purchase of Shares. (a) ILFC shall sell, transfer and assign to the Company, and the Company shall purchase from ILFC, such number of shares of Series B Preferred Stock as the Company shall designate to ILFC in writing not less than 2 days prior to the date on which such shares are to be purchased by the Company, which number of shares shall be not less than 5% nor more than 10% of the shares of Series B Preferred Stock owned by ILFC (such shares being hereinafter referred to as the "Purchase Shares"), at the ILFC Purchase Closing (as defined below) for aggregate consideration consisting of a senior unsecured note of the Company due January 15, 2002 (the "ILFC Note"), in an aggregate principal amount equal to the ILFC Purchase Price (as defined below) and bearing interest on such aggregate principal amount at a rate equal to 7.38% per annum. The "ILFC Purchase Price" shall equal the product of (i) the number of shares of Common Stock into which the Purchase Shares would be convertible at the Conversion Price in effect at the time of the ILFC Purchase Closing (as determined in accordance with the Amendment but disregarding

Section 6(c) thereof) and (ii) the Transaction Spread (as defined in the Amendment).

          (b) The closing of the purchase of the Purchase Shares (the "ILFC Purchase Closing") shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 concurrently with the closing of the Merger. At the ILFC Purchase Closing, ILFC shall deliver to the Company a certificate representing the Purchase Shares and Amtran shall deliver to ILFC the ILFC Note.

          (c) The obligations of each party with respect to the purchase and sale of the Purchase Shares shall be subject to receipt of the Amendment Shareholder Approval and to the satisfaction or waiver of all conditions to the Merger on or prior to the date of the ILFC Purchase Closing.

          SECTION 6. Termination. Other than the provisions of Section 7 (which will terminate in accordance with the terms thereof), this Agreement shall terminate on the earlier of (i) the effective time of the Merger and
(ii) October 31, 2001 or such later date on which the Merger Agreement is terminated.

          SECTION 7. Additional Matters. (a) The Company agrees that, at the time the Merger and the transactions contemplated by this Agreement are consummated, it will enter into a lease agreement with ILFC with respect to a Boeing 737-800 aircraft substantially in the form attached as Exhibit B hereto.

          (b) The Company agrees that, if the Merger and the transactions contemplated by this Agreement are consummated, it will pay to ILFC an annual fleet consulting fee of $100,000, payable in advance, for a period of 4 years commencing on the date on which the Merger is consummated. In exchange for such fee, ILFC will assist the Company in the management of its buyer-furnished-equipment and advise the Company with respect to fleet retirement and other fleet management issues.

          (c) The parties hereby waive the application of Section 5 of the Existing Agreement to the purchase of shares of Series B Preferred Stock contemplated by Section 5. The parties agree that except as provided in the preceding sentence, the Existing Agreement shall remain in full force and effect and shall not be amended or superseded by this Agreement.

          (d) Each of the Company and ILFC shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the other party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

                  SECTION 8.  General Provisions.

          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in accordance with
Section 9 of the Existing Agreement.

          (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          (f) Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Existing Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among


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                                                                          8


the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, except to extent the Indiana Business Corporation Law is mandatorily applicable to the irrevocable proxy granted herein.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by the Company without the prior written consent of ILFC or by ILFC without the prior written consent of the Company, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          (i) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any transaction contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any Transaction contemplated by this Agreement in any court other than a New York state court or any Federal court sitting in the State of New York and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated hereby.


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                                                                          9


          IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.


                                 AMTRAN, INC.,

                                    by /s/ Kenneth K. Wolff
                                       --------------------------
                                        Name:  Kenneth K. Wolff
                                        Title: Executive Vice President & CFO


                                 INTERNATIONAL LEASE FINANCE
                                 CORPORATION,

                                     by /s/ Alan H. Lund
                                       --------------------------
                                        Name:  Alan H. Lund
                                        Title: Chief Financial Officer

                                                                  EXHIBIT A





                        ARTICLES OF AMENDMENT TO THE

                        ARTICLES OF INCORPORATION OF

                                AMTRAN, INC.

                  Date of Incorporation: October 23, 1984


          AMTRAN, INC. (hereinafter referred to as the "Corporation"), an Indiana corporation existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of its Articles of Incorporation, as previously restated (the "Articles of Incorporation"), certifies the following facts:


                                 ARTICLE I

                               The Amendment

          1. Name. The name of the Corporation following this amendment continues to be Amtran, Inc.

          2. Amendment and Restatement of Article XII. Upon effectiveness of these Articles of Amendment, Article XII of the Corporation's Articles of Incorporation shall be amended and restated in its entirety to read exactly as follows:


                                ARTICLE XII

                  Designations, Rights and Preferences of
                          Series B Preferred Stock

          The designations, rights, preferences, limitations and restrictions of the shares of Preferred Stock, without par value, to be designated as "Series B Preferred Stock" (in addition to those set forth elsewhere in the Corporation's Articles of Incorporation) are hereby fixed as follows:

          1. Number of Shares. The number of shares of Series B Preferred Stock shall initially be 300 shares, which number from time to time may be increased or decreased (but not decreased below the number of shares of the series then outstanding) in accordance with the provisions of the Act, subject to the rights of holders of the Series B Preferred Stock under
Section 8 hereof. Shares of Series B


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                                                                             2


Preferred Stock redeemed or purchased by the Corporation, or converted into Common Stock of the Corporation in accordance with the provisions hereof, shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

          2. Definitions and Construction. As used in this Article XII,

          (a) "business day" means each day that is not a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed;

          (b) "Common Stock" means the common stock of the Corporation, without par value;

          (c) "herein", "hereof", "hereunder" and other like words mean or refer to this Article XII;

          (d) "Junior Stock" means the Common Stock and any other class or series of stock of the Corporation hereafter authorized (other than the Series A1 Preferred Stock), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation;

          (e) "outstanding", when used with reference to shares of stock, means issued shares, excluding shares held by the Corporation or a subsidiary;

          (f) "Parity Stock" means the Series A1 Preferred Stock and any class or series of stock of the Corporation authorized, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation;

          (g) "person" means any corporation, partnership, trust, organization, association or other entity or individual;

          (h) "Public Offering" means an offering of shares of Common Stock registered under the Securities Act of 1933, as amended, by the Corporation or one or more of its shareholders of at least 15% of the then-outstanding shares of Common Stock following which offering shares of Common


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                                                                             3


Stock are listed on any national securities exchange or authorized for quotation on the Nasdaq National Market (or any successor market thereto).

          (i) "Series A Preferred Stock means, collectively, all series of preferred stock designated as Series A1, Series A2, Series A3 or any other series designated by the words "Series A" in which the A is immediately followed by any number;

          (j) "Transaction" means a transaction effected through a merger of a corporation owned, directly or indirectly, by J. George Mikelsons in which the shares of Common Stock (other than shares of Common Stock owned, directly or indirectly, by J. George Mikelsons) are converted into the right to receive cash.

          (k) "Transaction Price" means the amount of cash receivable pursuant to the Transaction by a holder of one share of Common Stock at the time the Transaction becomes effective.

          (l) "Transaction Spread" means the difference between (1) the Transaction Price and (2) the Conversion Price (as defined in Section 6(d)) in effect on the Transaction Effective Date (as defined in Section 3). The Transaction Spread shall be appropriately adjusted to reflect any stock splits, combinations or recapitalizations.

          (m) headings are for convenience of reference only and shall not define, limit or affect any of the provisions hereof; and

          (n) references to Sections are to Sections of this Article XII.

          3. Dividends. The holders of Series B Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends at the annual rate of 5.0% of the Liquidation Amount (as defined below) (the "Dividend Rate") per share, and no more, payable quarterly in equal amounts of 1.25% of the Liquidation Amount on the 15th day of December, March, June and September, respectively, in each year (or if any such date is not a business day, on the next succeeding business day) commencing on December 15, 2000, with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to holders of record on the respective date, not more than 60


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                                                                             4


nor less than ten days preceding such dividend payment date, fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. The Dividend Rate shall increase to 5.66% per annum effective on the date the Transaction is consummated (the "Transaction Effective Date") and shall further increase to 6.5% per annum on the date which is the fourth anniversary of the Transaction Effective Date; provided, however, that from and after the date on which a Public Offering is consummated the Dividend Rate shall be 5.0% per annum. If the Corporation fails to pay any quarterly dividend and such failure is not cured within ten days of the date on which the dividend was payable, whether or not the funds are legally available therefor, the Dividend Rate shall increase as follows:
(i) if the Corporation has issued on or prior to December 31, 2000, any series of Series A Preferred Stock, the Dividend Rate shall increase to the highest rate of interest per annum payable on any such series of Series A Preferred Stock issued and outstanding on such date, and (ii) if the Corporation has not issued on or before December 31, 2000, any series of Series A Preferred Stock, the Dividend Rate shall increase to 9.8% per annum. Following the payment of all accrued and unpaid dividends that have become due and payable, the Dividend Rate will revert to the Dividend Rate that otherwise would have been in effect on such date. Dividends shall accrue daily and shall be payable on the Series B Preferred Stock for any period shorter than a full quarterly period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on shares of Series B Preferred Stock shall be cumulative from the last dividend payment date, or if no dividends have been paid on the outstanding shares of Series B Preferred Stock, from the date of issuance, whether or not the Corporation has the funds legally available therefor. Accumulations of dividends on outstanding shares of Series B Preferred Stock shall bear interest at the rate of 9.5% per annum.

          So long as any shares of Series B Preferred Stock remain outstanding, the Corporation may not pay or declare any dividend, nor make any distribution on any Junior Stock, other than a dividend payable solely in Junior Stock, and shall not purchase, redeem or otherwise acquire for consideration, directly or indirectly (other than as a result of a reclassification of Junior Stock into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), unless (i) all accrued and unpaid dividends (including any interest thereon) on all outstanding shares of Series B Preferred Stock have been paid in full and the full dividend thereon for the then current quarterly dividend period shall have been paid or declared and set apart for payment and (ii) all prior redemption requirements with respect to Series B Preferred Stock shall have been complied with. When dividends are not paid in full upon the Series B Preferred Stock and any Parity Stock, all dividends declared upon shares of Series B Preferred Stock and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred Stock and all such Parity Stock bear to each other. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the Series B Preferred Stock shall not be entitled to participate therein.

          4. Liquidation Rights.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (any such event being a "Liquidation Transaction") the Series B Preferred Stock shall rank prior to any shares of Junior Stock, so that in the event of any Liquidation Transaction, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of Junior Stock, an amount per share equal to $100,000 per share (the "Liquidation Amount") for each outstanding share of Series B Preferred Stock, plus an amount equal to all accrued and unpaid dividends (including any interest thereon) (such sum being referred to as the "Liquidation Preference" for the Series B Preferred Stock).

          (b) If, upon any Liquidation Transaction, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay the full Liquidation Preference to all holders of the Series B Preferred Stock, then such assets, or the proceeds thereof, shall be divided and distributed pro rata among the holders of the Series B Preferred Stock and the holders of any Parity Stock in accordance with the aggregate respective liquidation preferences of the Series B Preferred Stock and all such Parity Stock.

          (c) After payment shall have been made in full to all holders of Series B Preferred Stock, as provided in this Section 4, the holders of the Junior Stock shall, subject to the respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of Series B Preferred Stock shall not be entitled to share therein.

          5. Redemption and Repurchase.

          (a) Change of Control.

          (i) Optional Redemption by the Corporation. If, on or before the third anniversary of the initial issuance of the Series B Preferred Stock, any person (other than J. George Mikelsons or any person or entity controlled by him) acquires or enters into an agreement with the Corporation to acquire capital stock of the Corporation representing a majority of the voting power represented by all outstanding capital stock of the Corporation (such event being referred to as a "Change of Control"), the Corporation may redeem for cash, in whole at any time, all shares of Series B Preferred Stock at the time outstanding, upon notice given as hereinafter specified within 30 days following a Change of Control, at a redemption price per share equal to the sum of (i) the Liquidation Amount,
(ii) all accrued and unpaid dividends (including any interest thereon) to the date of redemption, (iii) a premium equal to 9.5% per annum of the Liquidation Amount calculated from the date of issuance of the shares of Series B Preferred Stock to the date of redemption and (iv) an additional premium equal to the product of (x) the number of shares into which the outstanding shares of Series B Preferred Stock are convertible at the Conversion Price in effect on the date of such repurchase and (y) the Transaction Spread.

          (ii) Mandatory Repurchase at the Option of the Holder. If a Change of Control occurs on or before the third anniversary of the initial issuance of the Series B Preferred Stock, all but not less than all of the holders of Series B Preferred Stock may require the Corporation to repurchase for cash, in whole at any time, all shares of Series B Preferred Stock at the time outstanding, upon notice given as hereinafter specified within 45 days following a Change of Control, at a purchase price ("Repurchase Price") per share equal to the sum of (i) the Liquidation Amount, (ii) all accrued and unpaid dividends (including any interest thereon) to the date of repurchase, (iii) a premium equal to the difference between (x) the amount obtained when the highest dividend rate per annum payable on any series of Series A Preferred Stock issued and outstanding on the date of repurchase is multiplied by the Liquidation Amount calculated from the date of issuance of the shares of Series B Preferred Stock to the date of repurchase and (y) 5% per annum of the Liquidation Amount calculated from the date of issuance of the shares of Series B Preferred Stock to the date of repurchase and (iv) an additional premium equal to the product of (x) the number of shares into which the outstanding shares of Series B Preferred Stock are convertible at the Conversion Price in effect on the date of such repurchase and (y) the Transaction Spread. A notice of mandatory repurchase under this section 5(a)(ii) (a "Repurchase Notice") may be given to the Corporation at any time within the 45 days following a Change of Control, by all but not less than all of the holders of Series B Preferred Stock. To be valid, a Repurchase Notice must (i) specify a date of repurchase (the "Repurchase Date") that is a business day not earlier than 45 days following the date of receipt by the Corporation of the Repurchase Notice, (ii) be signed by all registered holders of Series B Preferred Stock and (iii) be delivered to the Corporation at its corporate headquarters to the attention of its Corporate Secretary by first class mail, overnight courier or by hand. Once given, a Repurchase Notice will be irrevocable. On and after the Repurchase Date, the sole right of the holders of Series B Preferred Stock shall be to receive the Repurchase Price without interest against delivery of certificates representing Series B Preferred Stock.

          (b) Optional Redemption. On or after the third anniversary of the initial issuance of the Series B Preferred Stock, the Corporation may redeem for cash, in whole at any time, or in part from time to time, the shares of Series B Preferred Stock at the time outstanding, upon notice given as hereinafter specified, at the redemption price in effect at the redemption date as provided in this Section 5. If redeemed during the 12-month period commencing on the anniversary date of the initial issuance of Series B Preferred Stock in the years set forth below the redemption price shall be the Liquidation Amount plus all accrued and unpaid dividends (including any interest thereon) to the date of redemption plus (i) a premium (expressed as a percentage of the Liquidation Amount) as follows:

          2003                 3.60%
          2004                 3.30%
          2005                 3.00%

          2006                 2.70%
          2007                 2.40%
          2008                 2.10%
          2009                 1.80%
          2010                 1.50%
          2011                 1.20%
          2012                  .90%
          2013                  .60%
          2014                  .30%
          2015 and thereafter no redemption premium, and

(ii) an additional premium equal to the product of (x) the number of shares into which the outstanding shares of Series B Preferred Stock to be redeemed are convertible at the Conversion Price in effect on the date of such optional redemption date and (y) the Transaction Spread.

          (c) Mandatory Redemption. The Corporation shall redeem any outstanding shares of Series B Preferred Stock on the anniversary of the initial issuance of the Series B Preferred Stock in 2015 for an amount in cash equal to the Liquidation Amount plus all accrued and unpaid dividends (including any interest thereon).

          (d) Notice of Redemption. So long as the Series B Preferred Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act"), notice of every redemption of Series B Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they appear on the books of the Corporation. If the Corporation registers the outstanding shares of Series B Preferred Stock under the Securities Act, then such notice shall be made by mail as described in the preceding sentence and, the Corporation shall also publish any notice of redemption by means of the Dow Jones News Service or such other similar news wire service or newspaper. Such mailing and any such publication shall be at least ten days and not more than 45 days prior to the date fixed for redemption. Any notice that is mailed or published, as the case may be, in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice. Furthermore, the validity of the proceedings for the redemption of any shares of Series B Preferred Stock of any shareholder shall not be affected by any defect in any notice given to any other shareholder. Such notice shall set forth

          (A)  the time and date for the redemption;

          (B) the number of shares to be redeemed and if less than all shares of Series B Preferred Stock held by a holder are to be redeemed, the number of such holder's shares to be redeemed;

          (C)  the redemption price;

          (D) the place or places where certificates for the shares are to be surrendered for redemption;

          (E) that dividends on the shares to be redeemed will cease to accrue on the redemption date (unless the Corporation shall default in redeeming the shares on the redemption date); and

          (F) that the right to convert such shares shall terminate at the close of business on the redemption date.

          (e) Redemptions in Part. In case of any redemption of only a part of the shares of Series B Preferred Stock at the time outstanding, the redemption may be pro rata, by lot or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable as set forth in a certificate of the Secretary or Assistant Secretary of the Corporation filed with the transfer agent or agents for the Series B Preferred Stock. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which Series B Preferred Stock shall be redeemed from time to time.

          (f) Effect of Redemption. If notice of redemption shall have been duly given, and if on or before the redemption date specified therein all funds necessary for such redemptions shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancelation, on and after such redemption date, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest. Any funds so deposited and unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment thereof. A holder of shares of Series B Preferred Stock called for redemption shall be entitled to convert such shares in accordance with the provisions of Section 6 up until the close of business on the redemption date.

          Any funds so deposited or set aside by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion set forth in Section 6 below subsequent to the date of such deposit shall be released or repaid to the Corporation forthwith.

          6. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows:

          (a) Right to Convert. On the terms and subject to the conditions of this Section 6, the holder of a share of Series B Preferred Stock shall have the right, at its option, at any time to convert such share into that number of shares of fully paid and non-assessable Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the Liquidation Amount, by the Conversion Price (as defined in Section 6(d)) and by surrender of such share pursuant to Section 6(b). The shares of Common Stock issuable upon such conversion are hereinafter referred to as the "Conversion Shares". No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of Series B Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion for which the record date is on or prior to the conversion date.

          Holders of shares of Series B Preferred Stock at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the optional conversion of such shares following such record date and prior to the corresponding dividend payment date.

          (b) Conversion Procedures. In order to exercise the conversion privilege, the holder of any shares of the Series B Preferred Stock shall surrender the certificate representing such shares at the principal office of the Corporation, with a written notice stating that such holder elects to convert all or a specified whole number of such shares pursuant to this
Section 6 and specifying the name or names in which such holder wishes the certificate or certificates for Conversion Shares to be issued. Unless the

Conversion Shares are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, the certificate representing the shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or its duly authorized attorney. As promptly as practicable after such surrender of a certificate for shares of the Series B Preferred Stock to be converted, and in any event within five business days thereafter, the Corporation shall issue and deliver at such office to such holder, or on such holder's written order, (i) a certificate or certificates for the applicable number of full Conversion Shares, (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate is being converted, a new certificate, of like tenor, for the number of shares of Series B Preferred Stock evidenced by such surrendered certificate less the number of shares being converted and (iii) the cash payment in settlement of any fractional Conversion Share as provided in Section 6(c). Upon conversion of any shares of Series B Preferred Stock, the holder thereof shall be entitled to receive an amount equal to all declared and unpaid dividends on such shares.

          In the case of the exercise of the conversion privilege under
Section 6(a), each conversion shall be deemed to have been effected immediately after the close of business on the date on which the certificate for shares of Series B Preferred Stock to be converted is surrendered and such notice is received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Conversion Shares are issuable shall be deemed to have become the holder or holders of record of such Conversion Shares at such time on such date and such conversion shall be at the applicable Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation are closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next day on which such stock transfer books are open (provided that if such books shall remain closed for five days, such fifth day shall be the date any such person shall become such a holder), but such conversion shall be at the Conversion Price in effect on the date on which such certificate was surrendered and such notice was received. Upon delivery, all Conversion Shares shall be duly authorized, validly issued, fully paid, non-assessable, free of all liens and charges and not subject to any preemptive or subscription rights.

          (c) Settlement of Fractional Conversion Shares. No fractional Conversion Shares or scrip representing fractions of Conversion Shares shall be issued upon conversion of shares of the Series B Preferred Stock. Instead of any fractional Conversion Share otherwise deliverable, the Corporation shall pay to the holder of the converted shares an amount in cash equal to the Current Market Price (as defined below) or, if shares of Common Stock are not authorized for quotation on the Nasdaq National Market System (the "NASDAQ") and no Current Market Price can be determined on such date pursuant to the methods specified in Section 6(e), the Valuation Price (as defined in Section 9) of such fractional Conversion Share on the date of conversion. If more than one share is surrendered for conversion at one time by the same holder, the number of full Conversion Shares shall be computed on the basis of the aggregate number of shares so surrendered. The "Current Market Price" per share of Common Stock on any day is the average of the high and low sales prices of the Corporation's Common Stock on the NASDAQ for the 10 consecutive trading days preceding such day rounded up to the nearest whole cent. A "trading day" is a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, any day other than Saturday, Sunday or a federal holiday.

          (d) The "Conversion Price" shall be $15.67 and may be adjusted from time to time pursuant to this Section 6(d). The Conversion Price shall be adjusted from time to time as follows:

          (i) If, after the date of initial issuance of the Series B Preferred Stock, the Corporation (A) pays a dividend or makes a distribution on the Common Stock in shares of Common Stock, (B) subdivides or combines its outstanding shares of Common Stock into a greater or smaller number of shares or (C) issues by reclassification of the Common Stock any shares of capital stock of the Corporation, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive, at the time of such conversion, the number of shares of Common Stock or other capital stock of the Corporation that it would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to such action or the record date therefor, whichever is earlier.

Such adjustment shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

          (ii) If, after the date of initial issuance of the Series B Preferred Stock, the Corporation issues any Additional Shares (as defined below) for a consideration per share below (x) the closing price as of 4:30 pm on the principal market on which the Common Stock is traded on the trading day immediately prior to the date on which the Corporation shall have agreed to such issuance or (y) if shares of Common Stock are not traded on any national securities exchange or authorized for quotation on the Nasdaq Stock Market, the Valuation Price on the trading day immediately prior to the date on which the Corporation shall have agreed to such issuance (with the price determined under clause (x) or (y), as applicable, being referred to as the "Closing Price"), then in each case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction,

          (A) the numerator of which shall be the number of shares of Common Stock and Share Equivalents (as defined below) outstanding immediately prior to the issuance of such Additional Shares plus the number of shares of Common Stock that the aggregate consideration for such Additional Shares would purchase at a consideration per share equal to such Closing Price, and

          (B) the denominator of which shall be the number of shares of Common Stock and Share Equivalents outstanding immediately prior to the issuance of such Additional Shares plus the number of Additional Shares so issued.

Such adjustment for the Series B Preferred Stock shall become effective immediately after the issuance of such Additional Shares.

          "Additional Shares" shall mean any shares of Common Stock of the Corporation issued by the Corporation after the date of issuance of the Series B Preferred Stock excluding Permitted Issuances. "Share Equivalents" shall mean the Common Stock deliverable upon conversion or exercise of all outstanding Series B Preferred Stock, convertible securities, options, warrants and rights of the Corporation as of the date such computation is made and as of the time such computation is effective as specified herein.

          "Permitted Issuances" shall mean:

          (A) any stock options which have been granted and remain unexercised as of the date of issuance of the Series B Preferred Stock, which shall include any such stock options the terms of which have been modified in connection with the Transaction;

          (B) stock options granted and shares issued to employees, directors and consultants after the issuance of the Series B Preferred Stock in the aggregate amount of 500,000 shares (which number shall be appropriately adjusted to reflect any stock splits, combinations or recapitalizations) of Common Stock per annum (commencing with the year 2000) pursuant to the Corporation's stock plans, provided that if the aggregate number of stock options granted per annum pursuant to the Corporation's stock plans is less than 500,000, "Permitted Issuances" shall include that number of stock options equal to the difference between 500,000 and the actual number of stock options granted per annum pursuant to the Corporation's stock plans, which stock options of Common Stock may be granted in subsequent years;

          (C) additional options granted and shares issued in an amount equal to options granted and shares issued pursuant to the foregoing clauses (A) and (B) to the extent such shares are returned to the Corporation's stock plans upon the lapse of unexercised stock options or the repurchase (at original purchase price) of unvested shares;

          (D) any shares issued upon exercise of options granted pursuant to the foregoing clauses (A)-(C) including as a result of the operation of anti dilution adjustments provided for therein;

          (E) any shares issued pursuant to employee stock purchase, savings or ownership plans, including all shares issued to a trust formed in respect thereof;

          (F) any shares issued upon conversion of the Series B Preferred Stock (including adjustments to the conversion ratio), any stock options granted and shares issued upon the exercise thereof approved by the holders of a majority of the Series B Preferred Stock, and any shares issued to the holders of the Series B Preferred Stock in connection with any contractual rights related to such approved shares or options; and

          (G) any shares issued pursuant to the exercise, conversion or exchange of other securities.

          (iii) If after the date of initial issuance of the Series B Preferred Stock the Corporation issues any warrants, options or other rights entitling the holders thereof to subscribe for or purchase either any Additional Shares or evidences of debt, shares of capital stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, Additional Shares (such warrants, options or other rights being called "Rights" and such convertible or exchangeable evidences of debt, shares of capital stock or other securities being called "Convertible Securities"), and the consideration per share for which Additional Shares may at any time thereafter be issuable pursuant to such Rights or Convertible Securities (when added to the consideration per share of Common Stock, if any, received for such Rights or Convertible Securities) is less than the Conversion Price then in effect, the Conversion Price shall be adjusted as provided in Section 6(d)(ii) on the basis that,

          (A) the maximum number of Additional Shares issuable pursuant to all such Rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued, and

          (B) the aggregate consideration (plus the consideration, if any, received for such Rights and Convertible Securities) for such maximum number of Additional Shares shall be deemed to be the consideration received and receivable by the Corporation for the issuance of such Additional Shares pursuant to such Rights or Convertible Securities.

No adjustment of the Conversion Price shall be made under this Section 6(d)(iii) upon (x) the issuance of any Convertible Securities issued pursuant to the exercise of any Rights, to the extent that such adjustment was previously made upon the issuance of such Rights pursuant to Section 6(d)(iii) or (y) the granting of any stock options that qualify as Permitted Issuances under clause (B) or (C) of the definition thereof.

          (iv) For purposes of Section 6(d)(iii), the relevant Conversion Price shall be the Conversion Price in effect immediately prior to the earlier of (A) the record date for the holders of Common Stock entitled to receive the Rights or Convertible Securities and (B) the initial issuance of the Rights or Convertible Securities, and the adjustment provided for in either such Section shall become effective immediately after the earlier of the times specified in clauses (A) and (B).

          (v) No adjustment of the Conversion Price shall be made under
Section 6(d)(ii) upon the issuance of any Additional Shares pursuant to the exercise of any Rights or any conversion or exchange rights pursuant to any Convertible Securities, if such adjustment was previously made in connection with the issuance of such Rights or Convertible Securities (or in connection with the issuance of any Rights therefor) pursuant to Section 6(d)(iii).

          (vi) If any Rights or Convertible Securities (or any portions thereof) that gave rise to an adjustment pursuant to Section 6(d)(iii) expire or terminate without the exercise thereof and/or if by reason of the provisions of such Rights or Convertible Securities there has been any increase, with the passage of time or otherwise, in the consideration payable upon the exercise thereof, the Conversion Price shall be readjusted (but to no greater extent than originally adjusted) on the basis of,

          (A) eliminating from the computation Additional Shares corresponding to such expired or terminated Rights or conversion or exchange rights,

          (B) treating the Additional Shares, if any, actually issued or issuable pursuant to the previous exercise of such Rights or conversion or exchange rights as having been issued for the consideration actually received and receivable therefor, and

          (C) treating any such Rights or conversion or exchange rights that remain outstanding as being subject to exercise on the basis of the consideration payable upon the exercise or conversion thereof as is in effect at such time, provided, however, that any consideration actually received by the Corporation in connection with the issuance of such Rights shall form part of the readjustment computation even though such Rights expired without being exercised. The Conversion Price shall be adjusted as provided in
Section 6(d)(ii) and any applicable provisions of Section 6(d)(iii) as a result of any increase in the number of Additional

Shares issuable, or any decrease in the consideration payable upon any issuance of Additional Shares, pursuant to any anti dilution provisions of any Rights or Convertible Securities.

          (vii) (A) If any Additional Shares, Convertible Securities or Rights are issued for cash, the consideration received therefor shall be deemed to be the amount of cash received.

          (B) If any Additional Shares, Convertible Securities or Rights are offered by the Corporation for subscription, the consideration received therefor shall be deemed to be the subscription price.

          (C) If any Additional Shares, Convertible Securities or Rights are sold to underwriters or dealers for public offering without a subscription offering, the consideration received therefor shall be deemed to be the public offering price.

          (D) In any case covered by Section 6(d)(vii) (A), (B) or (C), in determining the amount of any consideration received by the Corporation in whole or in part other than in cash, the amount of such consideration shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors, and evidence of such determination shall be filed with the minutes of the Corporation. If Additional Shares are issued as part of a unit with Rights, the consideration received for the Rights shall be deemed to be the portion of the consideration received for such unit determined in good faith at the time of issuance by the Board of Directors, and evidence of such determination shall be filed with the minutes of the Corporation. If the Board of Directors does not make any such determination, the consideration received for the Rights shall be deemed to be zero. In either event, the consideration received for the Additional Shares shall be deemed to be the consideration received for such unit less the consideration deemed to have been received for the Rights.

          (E) In any case covered by Section 6(d)(vii) (A), (B), (C) or
     (D), in determining the amount of consideration received by the Corporation, (I) any amounts received or receivable for accrued interest or accrued dividends shall be excluded and (II) any compensation, underwriting commissions or concessions or expenses paid or incurred in connection therewith shall not be deducted.

          (F) In any case covered by Section 6(d)(vii) (A), (B), (C) or
     (D), there shall be added to the consideration received by the Corporation at the time of issuance or sale (I) the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of Rights that relate to Convertible Securities and (II) the minimum aggregate amount of consideration payable upon the conversion or exchange thereof.

          (G) If any Additional Shares, Convertible Securities or Rights are issued in connection with any merger, consolidation or other reorganization in which the Corporation is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair market value, as determined in good faith by the Board, of such portion of the assets and business of the non-surviving person or persons as the Board of Directors determines in good faith to be attributable to such Additional Shares, Convertible securities or Rights, and evidence of such determination shall be filed with the minutes of the Corporation.

          (viii) If the Corporation effects any merger, consolidation or other reorganization to which the Corporation is a party (other than (x) a merger or consolidation in which the Company is the surviving or continuing corporation and in which each share of Common Stock outstanding immediately prior to the merger or consolidation remains unchanged in all material respects and (y) the Transaction), any sale or conveyance to another person of all or substantially all the assets of the Corporation or any statutory exchange of securities with another person (including any exchange effected in connection with a merger of a third person into the Corporation), then effective provision shall be made in such transaction so that the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of consideration receivable pursuant to such transaction by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such transaction, assuming such holder of Common Stock failed to exercise its rights of election, if any, as to the kind or amount of consideration receivable upon such transaction (provided that if the kind or amount of consideration receivable pursuant to such transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then, for purposes of this Section 6(d)(viii), the kind and amount of consideration receivable pursuant to such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non- electing shares). Thereafter, the holders of shares of Series B Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this
Section 6 shall correspondingly be made applicable, as nearly as may reasonably be, to any consideration thereafter deliverable on conversion of shares of the Series B Preferred Stock. Notwithstanding the foregoing, this
Section 6(d)(viii) shall not apply with regard to the Series B Preferred Stock to an event which is treated as a liquidation, dissolution or winding-up of the Corporation with respect to such series pursuant to
Section 4.

          (ix) If the Corporation distributes generally to holders of its outstanding shares of Common Stock, evidences of its debt, securities or other assets (excluding any cash dividends if the annualized per share amount thereof does not exceed 9.0% of the Current Market Price or, if shares of Common Stock are not traded on the NASDAQ and no Current Market Price can be determined on such date pursuant to the methods specified in
Section 6(e), the Valuation Price as of the trading day immediately preceding the date of declaration of such dividend and excluding any dividends or distributions payable in Rights or Convertible Securities for which adjustment is otherwise made pursuant to this Section 6(d)), the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date for the dividend or distribution by a fraction of which (x) the numerator shall be the Current Market Price or, if shares of Common Stock are not traded on the NASDAQ and no Current Market Price can be determined on such date pursuant to the methods specified in Section 6(e), the Valuation Price on such record date less the then fair market value, as determined in good faith by the Board, of the portion of the evidences of debt, securities or other assets so distributed or applicable to the holder of one share of Common Stock and
(y) the denominator shall be the Current Market Price or, if shares of Common Stock are not traded on the NASDAQ and no Current Market Price can be determined on such date pursuant to the methods specified in Section 6(e), the Valuation Price on such record date. Such adjustment shall become effective immediately after the record date for such dividend or distribution.

          (x) No adjustment in the Conversion Price shall be required to be made unless it would require an increase or decrease of at least one cent, but any adjustments not made because of this Section 6(d)(x) shall be carried forward and taken into account in any subsequent adjustment otherwise required. All calculations under this Section 6(d) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. All adjustments with respect to a transaction or event shall apply to subsequent such transactions and events. Anything in this Section 6(d) to the contrary notwithstanding, the Board of Directors shall be entitled (but shall not be obligated) to make such irrevocable reduction in the Conversion Price, in addition to the adjustments required by this Section 6(d), as in its discretion it shall determine to be advisable in order to avoid or diminish any income deemed to be received for United States Federal income tax purposes by any holder of shares of Common Stock or Series B Preferred Stock resulting from any event or occurrence giving rise to an adjustment pursuant to this Section 6(d) or from any similar event or occurrence, and evidence of the Board of Director's determination of such adjustment shall be filed with the minutes of the Corporation.

          (xi) Whenever the Conversion Price is adjusted pursuant to this
Section 6(d),

          (A) the Corporation shall promptly file with the minutes of the Corporation a certificate of the Corporation's chief accounting officer setting forth such Conversion Price (and any change in the kind or amount of consideration to be received by the holders of shares of the Series B Preferred Stock upon conversion) after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, and

          (B) a notice stating that such Conversion Price has been adjusted, stating the effective date of such adjustment and enclosing such certificate shall forthwith be mailed by the Corporation to the holders of shares of the Series B Preferred Stock at their addresses as shown on the stock books of the corporation.

          (xii) If as a result of any adjustment pursuant to this Section 6(d), the holder of any share of Series B

Preferred Stock surrendered for conversion becomes entitled to receive any consideration other than Common Stock,

          (A) the Conversion Price with respect to such other consideration shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 6(d), and

          (B) in the case such consideration shall consist of shares of Common Stock and some other kind of consideration or of two or more kinds of consideration, the Board shall determine in good faith the fair allocation of the adjusted Conversion Price between or among such types of consideration, and evidence of such determination shall be filed with the minutes of the corporation.

          (e) Alternate Sources for Common Stock Share Prices. If for any reason the Common Stock is no longer reported on NASDAQ or a national securities exchange then the high and low price of a share of Common Stock on the relevant day for purposes of calculating the Current Market Price shall be determined on the basis of the last reported sale price, regular way, of the Common Stock as reported on the composite tape, or similar reporting system, for issues listed or admitted to trading on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if there is no such reported sale on the day in question, on the basis of the average of the high and low bid and asked quotations as so reported or, if the Common Stock is not then listed or admitted to trading on any national securities exchange or on NASDAQ, on the basis of the average of the high bid and low asked quotations on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

          (f) Specified Events. For purposes of this Section 6(f), a "Specified Event" shall occur if (i) the Corporation authorizes the granting to the holders of the Common Stock of any Rights or of any other rights, (ii) there is any capital stock reorganization or reclassification of the Common Stock (other than (x) a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock and (y) the Transaction), or any merger, consolidation or other reorganization to which the Corporation is a party, or any statutory exchange of securities with another person and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation or (iii) there is a voluntary liquidation, dissolution or winding up of the Corporation. If a Specified Event occurs, the Corporation shall cause to be filed with the minutes of the Corporation, and shall cause to be mailed to the holders of shares of the Series B Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 10 days prior to the applicable date specified below, a notice stating,

          (A) the date on which a record is to be taken for the purpose of any distribution or Rights relating to such Specified Event or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or Rights are to be determined, or

          (B) the date on which the reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding-up relating to such Specified Event is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Specified Event.

          (g) Reservation of Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive and subscription rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For this purpose, the number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          (h) Listing. With respect to any securities required to be delivered upon conversion of the Series B Preferred Stock, the Corporation shall use all commercially reasonable efforts to list or have approved for quotation such securities prior to such delivery upon each securities exchange or automated quotation system, if any, on which any securities of such class are already listed or approved for quotation.

          (i) Taxes. The Corporation shall pay all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of securities on conversion of the Series B Preferred Stock; provided, however, that (i) the Corporation shall not be required to pay any tax payable in respect of any transfer involved in the issue or delivery of securities in a name other than that of the holder of the shares of Series B Preferred Stock, to be converted and (ii) no such issue or delivery shall be made unless and until such holder has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or provided for.

          (j) Termination of Conversion Rights. (i) (A) If shares of Common Stock are traded on the NASDAQ or a Current Market Price can be determined pursuant to the methods specified in Section 6(e) and if within any period of 30 consecutive trading days for a period of at least 20 trading days (which 20 days must include the last day of the 30 consecutive trading day period), the average of the high and low sales prices of the Corporation's Common Stock on the principal market on which such shares trade for such 20 trading days rounded up to the nearest whole cent (the "Average Daily Trading Price") exceeds 120% of the Conversion Price then in effect or (B) if shares of Common Stock are not traded on the NASDAQ and no Current Market Price can be determined on such date pursuant to the methods specified in Section 6(e), the Valuation Price exceeds 105% of the Transaction Price, at its option and in its sole discretion upon notice given as set forth below, the Corporation may terminate the conversion rights set forth in this Section 6; provided, however, that the Corporation shall not be permitted to exercise its right to terminate the conversion rights of the Series B Preferred Stock for a period of 12 months following the Transaction Effective Date. Beginning on the 10th day following receipt from the Corporation of the notice setting forth its intention to terminate the conversion rights and ending on the 45th day after receipt thereof, the Corporation shall be required to redeem any shares of Series B Preferred Stock at a redemption price equal to (i) if shares of Common Stock are traded on the NASDAQ or a Current Market Price on such date can be determined pursuant to the methods specified in Section 6(e), (x) if prior to the third anniversary of the initial issuance of the Series B Preferred Stock, the Liquidation Amount plus all accrued and unpaid dividends or (y) if on or after the third anniversary of the initial issuance of the Series B Preferred Stock, the Redemption Price then in effect as set forth in
Section 5(b), or

(ii) if shares of Common Stock are not traded on the NASDAQ and no Current Market Price can be determined on such date pursuant to the methods specified in Section 6(e), the Liquidation Amount plus the product of (A) the difference between (x) the Valuation Price and (y) the Conversion Price and (B) the number of shares of Common Stock that would have been issuable upon conversion of the outstanding shares of Series B Preferred Stock, of any holder that so requests, which request must be received by the Corporation on or prior to the 45th day after such holder receives the notice of the conversion termination. In order to exercise this right, such holder must submit its request to the Corporation in the manner set forth in the notice of conversion termination, the certificates for the shares to be so redeemed and the number of shares to be redeemed if less than the number represented by the certificate and the name in which to issue any such shares not so redeemed, if different from the holder. Following the 45th day after the holders receive the conversion termination notice, the conversion rights for all outstanding shares of Series B Preferred Stock shall terminate with no further action by the Corporation. For purposes of this paragraph, a holder shall be deemed to have received notice, if such notice is sent by facsimile to a facsimile number provided by such party for such purpose, on the day it is so sent. If sent by first class mail, postage prepaid, addressed to such holder at the last address for such holder that appears on the books of the Corporation, notice shall be deemed to have been received on the third business day after such notice has been mailed. If notice is also required to be published as set forth in paragraph (ii) below, notice shall be deemed to have been received on the day that it is so published.

          (ii) So long as the Series B Preferred Stock is not registered under the Securities Act, notice of the termination of conversion rights shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the Series B Preferred Stock at their respective last addresses as they appear of the books of the Corporation and may be provided by facsimile to any number provided by the holder for that purpose. If the Corporation registers the outstanding shares of Series B Preferred Stock under the Securities Act, then such notice shall be given by mail as described in the preceding sentence and the Corporation shall also publish any such notice as set forth in Section 5(c) hereof. The notice shall set forth:

          (A) the Average Daily Trading Price for the 20 trading days in question or the applicable Valuation Price, as applicable, the dates for which such amounts are presented, the Conversion Price then in effect for each such time period and the percentage by which the Current Market Price, if applicable, exceeds such Conversion Price;

          (B)  the redemption price then in effect;

          (C) the place or places where certificates for the shares are to be surrendered for redemption; and

          (D) that dividends on the shares to be redeemed will cease to accrue on the date the holder delivers any shares to the Corporation for redemption (unless the Corporation shall default in redeeming the shares on the redemption date).

          7. Status of Shares. Upon any redemption, repurchase, conversion, exchange or other acquisition by the Corporation of shares of Series B Preferred Stock, the shares of Series B Preferred Stock, so redeemed, repurchased, converted, exchanged or acquired shall be retired and canceled and shall not be available for reissuance.

          8. Voting Rights. (a) The holders of shares of the Series B Preferred Stock shall not have the right to vote on or consent to any matter as shareholders of the Corporation, except as required by applicable law or as otherwise provided below. All matters on which the holders of the Series B Preferred Stock have the right to vote may be approved at an annual or special meeting by holders of the minimum number of shares of Series B Preferred Stock that would be required to approve a matter if all shares were present and voting at a meeting called to consider such matter or may be approved by one or more written consents signed by all of the holders of shares of Series B Preferred Stock.

          (b) The consent of holders of at least a majority of the outstanding shares of Series B Preferred Stock (voting separately as a class but excluding from any calculation any shares of Series B Preferred Stock held by the Corporation or any subsidiary thereof) shall be necessary to amend, alter or repeal any of the provisions of this Article XII of the Articles of Incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of shares of Series B Preferred Stock then outstanding.

          (c) If at any time the equivalent of six quarterly dividends payable on the outstanding shares of Series B Preferred Stock are accrued and unpaid, whether or not consecutive and whether or not declared, the holders of all outstanding shares of Series B Preferred Stock, voting as a single class, together with the holders entitled to vote of each series of Series A Preferred Stock and the holders entitled to vote of all other series of Preferred Stock of the Corporation that rank pari passu with or senior to the Series B Preferred Stock and have similar voting rights, shall be entitled to elect at the next annual meeting of shareholders of the Corporation 25% of the directors to the Corporation's Board of Directors, but no less than two directors (or such greater number as shall be provided in any other series of Preferred Stock that shall at the time be entitled to vote with the Series B Preferred Stock to elect directors). The proportion of the total vote of all holders of Preferred Stock entitled to vote for such directors attributable to the holders of the Series B Preferred Stock shall be based on the percentage the aggregate Liquidation Amount for all outstanding shares of Series B Preferred Stock bears to the aggregate liquidation amounts of all other shares of Preferred Stock entitled to vote. Such directors shall serve until all accumulated and unpaid dividends have been paid or declared and funds sufficient for their payment have been set aside therefor.

          (d) For the avoidance of doubt, except as otherwise set forth in this Section 8 or as required by law, the holders of the Series B Preferred Stock shall not have the right to vote or consent with respect to (i) the increase or decrease in the amount of authorized capital stock of any class or series, other than increases or decreases in Series B Preferred Stock (to the extent specified elsewhere herein), (ii) the authorization, creation (by way of reclassification or otherwise) or issuance by the Board of Directors of any series of Preferred Stock, other than any series that will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation or any obligation or security convertible into or exercisable for or exchangeable into or evidencing a right to purchase, shares of any series of Preferred Stock or the issuance by the Board of Directors of any previously authorized class of capital stock of the Corporation, or (iii) any merger, acquisition, disposition or share exchange involving the Corporation where no shareholder vote is otherwise required or pursuant to which the holders of the Series B Preferred Stock receive cash at least equal to the Liquidation Amount.

          (e) The consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock (voting separately as a class, but excluding from any calculation any shares of Series B Preferred Stock held by the Corporation or any subsidiary thereof) shall be necessary to increase the authorized number of shares of Series B Preferred Stock and to authorize, create or issue any series of Preferred Stock that will rank senior to the Series B Preferred Stock as to dividend distributions, and distributions upon the liquidation, winding up or dissolution of the Corporation.

          9. Valuation Procedures. (a) From time to time as a majority of the Board of Directors of the Corporation shall determine, in good faith, which determination shall be set forth in written resolutions, and in any event, not less than once a year, the Corporation shall select in good faith and engage, at its own expense, an independent, nationally recognized appraiser, investment bank, accounting firm or consulting firm (the "Appraiser") to undertake a valuation of the Corporation as of the date of the most recently ended fiscal quarter (a "Valuation"). The Corporation shall permit the Appraiser, upon reasonable request, access to its properties and facilities to allow the Appraiser the opportunity to make an inspection thereof. The Corporation shall make available to the Appraiser all such financial information, documents and records of the Corporation as the Appraiser may reasonably request for the purpose of conducting a Valuation. The Corporation shall request that the Appraiser use its reasonable efforts to complete a Valuation within 30 days following the date on which it was engaged to undertake such Valuation. The Corporation shall also instruct the Appraiser that it is to produce a report setting forth in reasonable detail a Valuation and the methodology by which the Appraiser arrived at such Valuation. The Corporation shall provide a copy of such report to each holder of shares of Series B Preferred Stock.

          (b) The Corporation shall instruct the Appraiser to take into account the following factors, among others, in arriving at a Valuation:

          (i) a Valuation shall be a valuation of the Corporation as an entirety and, unless the Corporation shall have informed the Appraiser of plans to the contrary, shall assume that the Corporation will continue to operate as a going concern for the foreseeable future;

          (ii) the Appraiser shall consider the most recent budgets and projections prepared by the Company's management;

          (iii) a Valuation shall not reflect any discount for minority interests or disparate voting rights among classes of the Corporation's Capital Stock; and

          (iv) the Appraiser shall consider, to the extent it deems appropriate, market valuations of comparable airlines.

          (c) The Appraiser shall derive a price per share of Common Stock from each Valuation, which shall be based on the number of shares of Common Stock outstanding on the date of such Valuation. Such price per share, as in effect from time to time, is referred to herein as the "Valuation Price".

          (d) Notwithstanding the foregoing, the Company shall be required to obtain a Valuation as of the date its most recently ended fiscal quarter for purposes of determining the Valuation Price applicable to Sections 6(d)(ii), 6(d)(ix) and 6(j) hereof.


                                 ARTICLE II

          The foregoing amendment was adopted on [ ], 2001.


                                ARTICLE III

                        Manner of Adoption and Vote

          As of [ ], 2001, 1/ there were [           ] shares of Common Stock,
without par value, outstanding entitled to cast [          ] votes and
[                ] such votes were represented at the meeting at which the
foregoing amendment was voted upon. Holders of shares of Common Stock cast
[            ] votes in favor of the foregoing amendment and [ ] votes against the foregoing amendment.

          As of [           ], 2001, there were 300 shares of Series B
Preferred Stock, without par value, outstanding



--------------------
1/ The date of the Special Meeting.

entitled to cast 300 votes and 300 such votes were represented at the meeting at which the foregoing amendment was voted upon. Holders of shares of Series B Preferred Stock cast 300 votes in favor of the foregoing amendment and 0 votes against the foregoing amendment.


                                 ARTICLE IV

                     Compliance with Legal Requirements

          The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the Bylaws of the Corporation.

          IN WITNESS WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed and verified by a duly authorized officer, acting for and on behalf of such Corporation; and the undersigned verifies subject to the penalties of perjury that the facts contained herein are true this [ ]th day of [ ], 2001.


                                        AMTRAN, INC.,

                                           by
                                              --------------------------
                                               Name:
                                               Title: